3: SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2002

Commission file Number: 0-17321

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TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	74-2081929
(State or other jurisdiction of corporation)	(I.R.S. Employer Identification No.)

722 Burleson

Corpus Christi, Texas 78402

(Address of principal executive offices and zip code)

(361) 883-5591

(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

The Registrant files herewith the Exhibit listed in Item 7 below.

ITEM 7. EXHIBITS

The following exhibit is furnished in accordance with 601 of Regulation S-K: 99.1 Press release.

EXHIBIT

TOR MINERALS INTERNATIONAL

Letter of Intent

CORPUS CHRISTI, TEXAS, October 9, 2002 - TOR Minerals International (NASDAQ: TORM), announces the signing of a Letter of Intent with a major titanium pigment manufacturer that contemplates a contract for the supply of 30,000 metric tons or more per year of synthetic rutile to that corporation's pigment facilities. The synthetic rutile would be produced at TOR's Malaysia Plant and shipped in lots of about 10,000 metric tons. Pricing for the first 10,000 metric ton lot has been agreed on and that lot is scheduled to leave Malaysia in the third quarter of 2003. Richard Bowers, President and CEO of TOR, said that TOR intends to commit the Malaysian production for a five-year period and, in the first year of the contract, to upgrade the plant so as to reduce production costs.

Bowers also stated that the increased production and sale of synthetic rutile would have a favorable impact on both gross revenues and earnings.

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, raw materials and labor, competition, advances in technology and other factors.

Further Information Contact:

Richard L. Bowers, President and CEO

361/883-5591 Ext. 47

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: October 15, 2002	RICHARD BOWERS
Richard Bowers
President and CEO

Date: October 15, 2002	BARBARA RUSSELL
Barbara Russell, Controller
(Principal Accounting Officer)